EXHIBIT 10.20

                              CONSULTING AGREEMENT

         THIS AGREEMENT is made as of the 1st day of August, 2006.

BETWEEN:

                  XTRA-GOLD RESOURCES CORP., a company incorporated under the laws of the State of Nevada, having a head office at 6 Kersdale Avenue Toronto ON M6M 1C8 Canada

                  (hereinafter referred to as "XTRA-GOLD")

                                                               OF THE FIRST PART

- and -

                  J.D. MINING LTD., a company incorporated under the laws of the Province of Nova Scotia, having a head office at 105 Somers Road Antigonish NS B2G 2K9 Canada

                  (hereinafter referred to as "JDM")

                                                              OF THE SECOND PART

         WHEREAS JDM possesses the requisite knowledge and experience in connection with the precious metals industry, mineral exploration and production, in particular, the ability to provide senior management services to a mining company;

         AND WHEREAS Xtra-Gold wishes to engage JDM on a management consulting basis with a view to JDM providing certain project managerial consulting services to Xtra-Gold and/or its Ghanaian subsidiaries for their Kwabeng and Pameng concessions (collectively, the "CONCESSIONS") located in the Republic of Ghana;

         AND WHEREAS John Douglas Mills ("MILLS") is the sole shareholder, officer and director of JDM;

         NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the sum of Ten ($10.00) Dollars, the receipt and sufficiency of which is hereby acknowledged by the parties hereto and other good and valuable consideration, the parties hereto agree as follows:

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1.       SERVICES TO BE PROVIDED

         (a) JDM shall provide project managerial consulting services (the "SERVICES") as may be required by Xtra-Gold from time to time, in particular, by providing the consulting services of Mills as Project Manager for the Concessions; and

         (b) The scope of the Services will be primarily of a consulting nature, wherein JDM will provide the Services as set out in Schedule "A" annexed hereto.

2.       COMPENSATION

         (a)      JDM shall be paid a monthly consulting fee as follows:

                  (i) Five Hundred United States Dollars (U.S.$500) per diem in connection with the Services when rendered in the Republic of Ghana;

                  (ii) Three Hundred and Fifty United States Dollars (U.S.$350) per diem in connection with the Services when rendered outside of Ghana;

                           (collectively, hereinafter referred to as the "FEES");

         (b) in the event that JDM anticipates the subsequent month's Fees will exceed an aggregate of U.S.$14,000, JDM agrees to provide one week's advance notice of such event to the Chairman and Chief Executive Officer ("CEO") of Xtra-Gold for purposes of budget adjustment; and

         (c) the Fees shall be paid to JDM in a manner to be agreed to between the Parties.

4.       INITIAL TERM

         (a) The term of the Services shall initially be for six months (the "TERM") commencing from the date of this Agreement; and

         (b) Subsequent renewals of the Term shall be agreed upon in writing between the parties no less than 30 days prior to the expiration of the Term and shall be made on the same terms and conditions as set out in this Agreement.

5.       PLACE OF WORK

         JDM shall render the Services primarily in the Republic of Ghana or at such other place or places as may be reasonably requested by Xtra-Gold from time to time as deemed appropriate for the performance of its Services.

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6.       WORK SCHEDULE

         In order to fulfill the spirit and purpose of this Agreement, JDM shall provide its Services as follows:

         (a) seven days per week until the Bulk Test has been completed (anticipated timeline is December 31, 2006), except that every other week, JDM shall only be required to provide its Services for five days;

         (b) following the completion of the Bulk Test, eight weeks in-country (Ghana) and two weeks out of country until production commences at the Kwabeng concession;

         (c) upon the Kwabeng concession being in production for a period of three months, six weeks in-country (Ghana) and two weeks out of country;

         (d) when out of country, JDM is to remain on-call to Xtra-Gold, as may be required from time to time; and

         (e) the foregoing work schedule may be changed from time to time on mutual agreement between the Parties to this Agreement.

7.       REIMBURSEMENT FOR EXPENSES INCURRED BY JDM ON BEHALF OF XTRA-GOLD

         (a) JDM will submit an expense report for expenses actually and properly incurred on no less than a monthly basis. Xtra-Gold shall reimburse JDM for approved reasonable expenses within 10 business days following receipt of JDM's itemized monthly expense report. JDM agrees to provide proper receipts for expenses incurred and submitted, where possible; and the time of submission of every expense report; and

         (b) Xtra-Gold agrees to provide JDM with a start-up budget of U.S.$5,000 to be used for work-related expenses.

8.       BENEFITS AND ALLOWANCES

         (a) Xtra-Gold agrees to pay business class airfare for JDM from the commencement of the Services when Mills is required to travel on behalf of Xtra-Gold;

         (b) Xtra-Gold agrees to pay for an expatriate health insurance policy for Mills that will provide for emergency medical evacuation coverage; and

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         (c)      Xtra-Gold agrees to provide a driver for use by Mills until such time as Mills obtains a valid driver's license to transport himself while working in Ghana.

9.       REPRESENTATIONS OF JDM AND MILLS

         (a) JDM and each of its officers and directors (hereinafter collectively referred to as "JDM") represent that they have the requisite qualifications, experience and capabilities to perform the Services to a standard of care, skill and diligence acceptable within the mining industry and that the Services will be provided in accordance with all federal, provincial and local laws.

         (b) JDM (including its officers and directors) further represents that none of the following events has occurred during the previous 10 years:

                  (i) there has been no bankruptcy filed by or against JDM or any business of which JDM was a general partner or executive officer at the time the petition was filed or within two (2) years prior to the filing;

                  (ii) JDM and/or its officers and directors have not been convicted in a criminal proceeding or are the subject of a pending criminal proceeding (except traffic violations) for which a pardon has not been granted;

                  (iii) JDM is not and has not been subject to any order, judgment or decree not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting the involvement in any type of business, securities or banking activities; and

                  (iv) JDM has not been found by a court of competent jurisdiction (in a civil action), the SEC or the CFTC of violating a federal or state securities or commodities law, and the judgment has not been reversed, vacated or suspended.

10.      INDEPENDENT CONSULTANT

         (a) JDM shall not be construed to be an employee of Xtra-Gold and at all times shall remain an independent consultant; and

         (b) JDM shall not be entitled to nor shall receive any benefit normally provided to Xtra-Gold's employees including, but not limited to, vacation pay, disability and other insurance coverage, not otherwise referred to herein, and sick pay or retirement funds.

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11.      TOOLS OF TRADE AND SUPPLIES

         JDM shall provide all equipment, tools, books and materials used in its Services and JDM shall be solely responsible for procuring, paying for and maintaining any computer equipment, software, tools or supplies necessary or appropriate for the performance of its Services, unless otherwise agreed to in advance by Xtra-Gold.

12.      EXCLUSIVITY OF JDM

         JDM agrees to provide its Services exclusively to Xtra-Gold during the Initial Term; provided however, should JDM be required to provide its services to an unrelated party, it must notify Xtra-Gold within seven days of such event and obtain Xtra-Gold's written consent; provided however, that JDM shall be prohibited from direct competition against Xtra where JDM may provide similar Services to other persons, companies or entities who are engaged in a business operating in Ghana in competition with Xtra during the term of this Agreement third party mining companies.

13.      IMMEDIATE TARGETS

         JDM will use its best efforts to:

         (a)      commence the Bulk Test at the Kwabeng concession by December
                  1, 2006;

         (b)      complete the Bulk Test by February 1, 2007;

         (c)      complete the Full Scale Mine Plan by February 15, 2007;

         (d) commence full scale plant production at the Kwabeng concession by March 1, 2007;

         (e)      achieve cash cost below $300 per ounce by September 1, 2007.

14.      PROGRESS REPORTS

         JDM shall provide written progress reports to Xtra-Gold within two weeks following the end of each month during the Term of this Agreement and any subsequent renewal thereof.

15.      CONFIDENTIALITY

         (a) During the term of this Agreement and thereafter, in perpetuity, JDM shall maintain all matters involving Xtra-Gold and its subsidiaries and the Services performed by JDM in the strictest of confidence, except insofar as shall be required in order for JDM to perform the Services hereunder or as may

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                  be authorized in writing by Xtra-Gold, or as may come into the public domain through sources beyond the control of JDM or Xtra-Gold or as may be required by law; and

         (b) Upon termination of this Agreement, JDM warrants that it shall deliver to Xtra forthwith any and all materials, work product and information relating to the Services including, but not limited to, any and all files, agreements, reports, correspondence, business plans, technical and financial data in its possession and belonging to Xtra-Gold.

16.      INDEMNIFICATION

         In the event of any legal action commenced by a corporation or an individual with respect to JDM's Services under this Agreement, Xtra-Gold hereby agrees to indemnify and hold harmless JDM from and against all such actions, claims, liabilities, costs and expenses and the legal fees and disbursements in connection therewith shall be borne by Xtra-Gold; provided that the indemnification provided under this paragraph shall not be available to the extent of JDM's gross negligence, willful misconduct, violation of applicable statute, rule or regulation, or under circumstances where applicable law does not permit indemnification.

17.      OWNERSHIP OF INFORMATION

         Any and all information produced as a result of the Services provided by JDM or any documentation deriving therefrom shall remain the exclusive property of Xtra-Gold and JDM shall have no claim or interest therein.

18.      ASSIGNMENT

         JDM may not assign its interests under this Agreement or any of the Services to be provided by JDM without having first obtained the consent in writing of Xtra-Gold. This Agreement may be assigned by Xtra-Gold.

19.      TERMINATION

         (a) Except as provided in paragraph 9(c) of this Agreement, either JDM or Xtra-Gold may terminate this Agreement without reason or cause by first providing the other party with two (2) months' written notice in advance of such termination or, in the case of termination by Xtra, at its sole option, by payment of two (2) months' Fees.

         (b) Xtra-Gold may terminate this Agreement, without providing JDM with any notice of termination, in the event of any one of the following causes:

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                  (i)      JDM or any officer or director of JDM is convicted of
                           a crime in the nature of an indictable offence, under the Criminal Code of Canada or such other relevant jurisdiction, for which a pardon has not been granted;

                  (ii) JDM or any officer or director of JDM commits fraud or similar offences against Xtra-Gold;

                  (iii) JDM or any officer or director of JDM commits willful misconduct; or

                  (iv) JDM or any officer or director of JDM breaches the representations contained in paragraph 9 above or, during the Term, is involved in or subject to an event listed in paragraph 9(b) above; or

                  (v) any other act or omission which would amount to cause for termination of this Agreement at law.

         (c) JDM agrees to maintain all matters herein in confidence, in perpetuity, unless disclosure of such matters is required pursuant to a court of law.

20.      ADDRESS FOR DELIVERY OR NOTICE

         Each notice under this Agreement shall be made in writing and may be sent by facsimile or electronic formatted transmission (e-mail) or delivered to the address for such Party as noted hereunder:

         (a)      if to Xtra-Gold:

                  (i)      by regular mail or courier to:

                           6 Kersdale Avenue
                           Toronto ON   M6M 1C8   Canada

                  (ii)     by fax transmission to:

                           (416) 981-3055

                  (iii)    by e-mail transmission to:

                           tedmckechnie@rogers.com

         (b)      if to JDM:

                  (i)      by regular mail or courier to:

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                           105 Somers Road
                           Antigonish NS   B2G 2K9   Canada

                  (ii)     by fax to:

                           (902) 735-2698

                  (iii)    by e-mail transmission to:

                           jdm@4u.com

         Either Party may change its mailing address, e-mail address or facsimile number by notifying the other Party in writing.

21.      SEVERABILITY AND CONSTRUCTION OF AGREEMENT

         Each section, paragraph, term and provision of this Agreement and any portion thereof shall be considered severable and, if for any reason whatsoever, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation by a final ruling issued by a court of jurisdiction, agency or tribunal with valid jurisdiction, then that ruling shall not impair the operation of any other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the Parties hereto and continue to be of full force and effect as of the date upon which the ruling becomes final).

22.      CONSENTS AND WAIVERS

         No consent or waiver by either Party in respect of any breach of a provision of this Agreement shall be deemed to be a consent or waiver of any other breach of this Agreement.

23.      ENUREMENT

         This Agreement shall enure to the benefit of and be binding upon the Parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

24.      ENTIRE AGREEMENT

         This document contains the entire agreement made between the Parties hereto as of the date of this Agreement and no representations, inducements, promises or agreements not embodied or referenced herein shall be of any force or effect, unless the same are set forth in writing and signed by the Parties hereto.

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25.      AMENDMENTS TO AGREEMENT

         This Agreement may be amended from time to time as agreed to in writing between the Parties. Any amending agreement together with the unamended sections of this Agreement shall then constitute the entire agreement between the Parties.

26.      APPLICABLE LAW

         This Agreement will be governed by the laws prevailing in the State of Nevada.

27.      COUNTERPARTS

         This Agreement may be signed by the Parties hereto in counterpart, each of which counterpart when so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the execution date as set forth in this Agreement. This Agreement may be executed by facsimile and such facsimile or facsimiles shall be deemed to represent the original Agreement.

28.      NO PARTNERSHIP OR AGENCY

         The Parties hereto have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute any Party as the partner, agent or legal representative of the other Party, nor create any fiduciary relationship between them for any purpose whatsoever. No Party shall have any authority to act for or assume any obligation or responsibility on behalf of the other Party, except as may be from time to time agreed to in writing between the Parties or as otherwise expressly provided.

         IN WITNESS WHEREOF the Parties hereto have executed this Agreement as of the date first above written.

SIGNED, SEALED AND DELIVERED         )  XTRA-GOLD RESOURCES CORP.
     in the presence of              )
                                     )
                                     )  Per: /s/ William Edward (Ted) McKechnie
                                     )       William Edward (Ted) McKechnie
                                     )       Chairman and ChiefExecutive Officer
                                     )
                                     )
                                     )  J.D. MINING LTD.
                                     )
                                     )
                                     )  Per: /s/ John Douglas Mills
                                     )       John Douglas Mills
                                     )       President

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                                  SCHEDULE "A"

              SCOPE OF SERVICES TO BE PROVIDED BY J.D. MINING LTD.
                          TO XTRA-GOLD RESOURCES CORP.

The scope of the Services shall include but not be limited to:

-->      completing the Bulk Test for the Kwabeng concession;

-->      initiating, running and completing the Bulk Test;

--> summarizing key test learning from the Bulk Test for incorporation into the Full Scale Mine Plan in connection with full scale mining operations at the Kwabeng concession;

--> preparing and delivering the Full Scale Mine Plan for review and approval by the Board by February 15, 2007;

--> finding a suitable replacement Mine, Project or General Manager acceptable to Xtra-Gold and transitioning the replacement for three months or, alternatively, continuing to provide project managerial consulting services pursuant to a mutual agreement to be entered into between JDM and Xtra-Gold;

--> ensuring that the Kwabeng concession enters profitable production in a timely fashion by, among other things, conducting all necessary research, engineering work and contracting required qualified subagents or subcontractors as may be required from time to time;

--> overseeing and being responsible for all mining and operational personnel; and

--> with respect to any of the above Services, JDM shall liaise from time to time with the relevant government authorities in connection with obtaining any permits, licenses, leases or other approval documentation that may be required in order to carry out the foregoing.

SPECIFIC ACCOUNTABILITY

JDM shall report directly to the CEO. The CEO will review the performance of JDM in connection with each of the above-noted responsibilities (the "RESPONSIBILITIES"), which may be amended from time to time, and will record and discuss his assessment with the Board and JDM within thirty (30) days of the commencement of full scale placer mine production at the Kwabeng concession, but in no event later than six (6) months following the execution of the consulting agreement dated August 1, 2006 of which this Schedule "A" forms a part thereof. Thereafter, the CEO and Board will review the performance of JDM on a quarterly in connection with the Responsibilities and will record and discuss their assessment with JDM at such time.

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PERFORMANCE

Above-average timely performance is expected in all areas of responsibility and considered compensation is provided within the position's compensation and stock option base. The success of Xtra-Gold and its ability to thrive and prosper in a competitive environment, together with the successful performance by JDM will be recognized in a reward for initiative and the Board may elect to award additional compensation to be determined, based on the achievement of milestones as may be established by Xtra-Gold from time to time.